EXHIBIT 99.1

Wilhelmina International, Inc. Reports Results for First Quarter 2020

First Quarter Financial Results

(in thousands)	Q1 2020	Q1 2019	YOY Change
Total Revenues	$14,552	$20,059	(27.5%)
Operating (Loss) Income	(1,639)	17	*
Loss Before Provision for Taxes	(1,601)	(30)	*
Net Loss	(2,660)	(109)	*
EBITDA**	(1,280)	292	*
Adjusted EBITDA**	(539)	371	(245.3%)
Pre-Corporate EBITDA**	(230)	703	(132.7%)
**Non-GAAP measures referenced are detailed in the disclosures at the end of this release. *Not Meaningful

DALLAS, May 14, 2020 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq: WHLM) ("Wilhelmina" or the "Company") today reported revenues of $14.6 million and net loss of $2.7 million for the three months ended March 31, 2020, compared to revenues of $20.1 million and net loss of $0.1 million for the three months ended March 31, 2019. In the first quarter of 2020, the novel coronavirus (COVID-19) pandemic had a material impact on revenues, as most bookings for the second half of March 2020 were cancelled once non-essential business activities were barred in the cities where Wilhelmina operates.  Also, in the first quarter of 2020, Wilhelmina recorded a non-cash goodwill impairment charge of $0.8 million, triggered by a decline in revenue, COVID-19 impacts on our retail clients, and declines in the share price of the Company’s common stock.  The Company does not expect the impairment charge to have any impact on future operations, liquidity, cash flow , or compliance with the financial covenants in its bank credit agreement.  The decrease in revenues when compared to the same period of the prior year was primarily due to cancelled bookings resulting from COVID-19, a decrease in model bookings, and the closure of the Wilhelmina Studios division in the fourth quarter of 2019.  The increase in net loss in the first quarter of 2020, when compared to the same period of the prior year, was primarily due to the goodwill impairment charge, a decrease in revenues net of model costs, as well as deferred income tax expense of $1.0 million primarily related to recognition of a valuation allowance on the Company’s deferred tax assets,  partially offset by a decrease in other operating expenses.

COVID-19 Pandemic

On March 11, 2020, the World Health Organization declared the outbreak of the COVID-19 novel coronavirus as a pandemic, which has spread rapidly throughout the United States and the world.  The Company’s revenues are heavily dependent on the level of economic activity in the United States and the United Kingdom, particularly in the fashion, advertising and publishing industries, all of which have been negatively impacted by the pandemic and may not recover as quickly as other sectors of the economy.  There have been mandates from federal, state, and local authorities requiring forced closures of non-essential businesses.  As a result, beginning in March 2020, the Company has seen a significant reduction in customer bookings, resulting in a negative impact to revenue and earnings.

In addition to reduced revenue, business operations have been adversely affected by reductions in productivity, limitations on the ability of customers to make timely payments, disruptions in talents’ ability to travel to needed locations, and supply chain disruptions impeding clothing or footwear wardrobe from reaching destinations for photoshoots and other bookings.  Many of our customers are large retail and fashion companies, which have had to close stores in the United States and internationally due to orders from local authorities to help slow the spread of COVID-19.  Some of these customers may be unable to pay amounts already owed to the Company, resulting in increased future bad debt expense.  These customers also may not emerge from the pandemic with the financial capability, or need, to purchase Wilhelmina’s services to the extent that they did in previous years.  Some of our model talent are currently quarantined with family far from the major cities where Wilhelmina’s offices are located, and also away from where most modeling jobs take place.  Many U.S. and international airlines have decreased their flight schedules, which, once economic activities resume and clients increase booking requests, may make it difficult for our talent to be available when and where they are needed.  While these disruptions are currently expected to be temporary, there is uncertainty around the duration.

Postponed and cancelled bookings related to the pandemic contributed significantly to reduced revenue and increased operating losses during the first quarter of 2020.  Subsequent periods may show similar or greater declines until business conditions improve.  Since Wilhelmina extends customary payment terms to its clients, even when bookings resume there is likely to be a lag before significant cash collections return. In the meantime, the Company will continue to have significant employee, office rent, and other expenses.

Reduced outstanding accounts receivable available as collateral under the Company’s credit agreement with Amegy Bank has limited its access to additional financing.  Net losses in recent periods have also impacted compliance with the financial covenants under the Amegy Bank credit agreement, further impeding the Company’s ability to obtain additional financing.  Since the pandemic began, many stock markets, including Nasdaq Capital Market, where Wilhelmina’s common stock is listed, have been volatile.  A further decline in the Company’s stock price would reduce its market capitalization and could require additional goodwill or intangible asset impairment writedowns.

In response to the outbreak, Wilhelmina has prioritized the health and safety of its employees.  The Company has temporarily closed its offices, which will remain closed until it is deemed safe to reopen, consistent with local orders.  Most employees are currently working remotely and have been able to successfully conduct business, despite very few customers currently booking jobs.

The Company has taken the following actions to address the impact of COVID-19 and the current recessionary environment, in order to efficiently manage the business and maintain adequate liquidity and maximum flexibility:

  In April 2020, obtained $1.9 million in loans under the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) administered by the U.S. Small Business Administration (“SBA”).
  Temporarily furloughed five employees based in Wilhelmina’s London office.
  Eliminated all discretionary travel and entertainment expenses.
  Suspended share repurchases.
  Made plans not to extend the lease on one New York City model apartment when the current term ends in June, 2020.
  Suspended efforts to fill two highly compensated executive roles following the resignation of the Company’s Chief Executive Officer and Vice President in early 2020.

If the current quarantines and limitations on non-essential work persist for an extended period, the Company may need to implement more significant cost savings measures.

Financial Results

Net loss for the three months ended March 31, 2020 was $2.7 million, or $0.52 per fully diluted share, compared to net loss of $0.1 million, or $0.02 per fully diluted share, for the three months ended March 31, 2019.

Pre-Corporate EBITDA was decreased $0.2 million for the three months ended March 31, 2020, compared to an increase of $0.7 million for the three months ended March 31, 2019.

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the first quarters ended March 31, 2020 and 2019.

(in thousands)	Three months ended March 31,
	2020	2019
Net loss	$(2,660)	$(109)
Interest expense	27	32
Income tax expense	1,059	79
Amortization and depreciation	294	290
EBITDA**	$(1,280)	$292
Foreign exchange (gain) loss	(65)	15
Non-recurring items – goodwill impairment	800	-
Share-based payment expense	6	64
Adjusted EBITDA**	$(539)	$371
Corporate overhead	309	332
Pre-Corporate EBITDA**	$(230)	$703
**Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months ended March 31, 2020, when compared to the three months ended March 31, 2019, were primarily the result of the following:

  Revenues net of model costs for the three months ended March 31, 2020 decreased by 29.3% primarily due to cancelled bookings resulting from COVID-19, a decrease in core model bookings, and the closure of the Wilhelmina Studios division in the fourth quarter of 2019;

  Salaries and service costs for the three months ended March 31, 2020 decreased by 15.9% primarily due to the closure of the Wilhelmina Studios division, open positions for two executives that resigned in January 2020 and a reduction in share-based payment expense;

  Office and general expenses for the three months ended March 31, 2020 decreased by 14.1%, primarily due to reduced legal expense, rent expense, and other office expenses, partially offset by an increase in bad debt expense;

  Amortization and depreciation expense for the three months ended March 31, 2020 increased by 1.4%, primarily due to new equipment being placed in service in recent months, partially offset by reduced amortization of intangible assets that became fully amortized in 2019;

  A significant, non-recurring $0.8 million goodwill impairment charge was triggered by declines in revenue, COVID-19 impact on retail clients, and a decline in share price;  and

  Corporate overhead expenses for the three months ended March 31, 2020 decreased by 6.9%, primarily due to lower travel costs achieved by holding corporate meetings telephonically during the first quarter of 2020.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	(Unaudited) March 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$5,309	$6,993
Accounts receivable, net of allowance for doubtful accounts of $1,543 and $1,423, respectively	8,845	9,441
Prepaid expenses and other current assets	289	243
Total current assets	14,443	16,677

Property and equipment, net of accumulated depreciation of $4,570 and $4,300, respectively	1,711	1,925
Right of use assets-operating	1,005	1,261
Right of use assets-finance	291	316
Trademarks and trade names with indefinite lives	8,467	8,467
Other intangibles with finite lives, net of accumulated amortization of $8,737 and $8,737, respectively	-	-
Goodwill	7,547	8,347
Other assets	113	115

TOTAL ASSETS	$33,577	$37,108

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,377	$3,815
Due to models	6,797	7,495
Lease liabilities – operating, current	982	1,055
Lease liabilities – finance, current	96	94
Term loan – current	1,119	1,257
Total current liabilities	12,371	13,716

Long term liabilities:
Net deferred income tax liability	1,725	725
Lease liabilities – operating, non-current	121	328
Lease liabilities – finance, non-current	201	225
Term loan – non-current	695	743
Total long term liabilities	2,742	2,021

Total liabilities	15,113	15,737

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 shares authorized; 6,472,038 shares issued at March 31, 2020 and December 31, 2019	65	65
Treasury stock, 1,314,694 and 1,309,861 shares at March 31, 2020 and December 31, 2019, at cost	(6,371)	(6,352)
Additional paid-in capital	88,477	88,471
Accumulated deficit	(63,475)	(60,815)
Accumulated other comprehensive loss	(232)	2
Total shareholders’ equity	18,464	21,371

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$33,577	$37,108

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE LOSS
For the Three Months Ended March 31, 2020 and 2019
 (In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Revenues:
Service revenues	$14,547	$20,035
License fees and other income	5	24
Total revenues	14,552	20,059

Model costs	10,606	14,476

Revenues net of model costs	3,946	5,583

Operating expenses:
Salaries and service costs	3,127	3,716
Office and general expenses	1,055	1,228
Amortization and depreciation	294	290
Goodwill impairment	800	-
Corporate overhead	309	332
Total operating expenses	5,585	5,566
Operating (loss) income	(1,639)	17

Other (income) expense:
Foreign exchange (gain) loss	(65)	15
Interest expense	27	32
Total other (income) expense	(38)	47

Loss before provision for income taxes	(1,601)	(30)

Provision for income taxes:
Current	(59)	(63)
Deferred	(1,000)	(16)
Income tax expense	(1,059)	(79)

Net loss	$(2,660)	$(109)

Other comprehensive (loss) income:
Foreign currency translation adjustment	(234)	28
Total comprehensive loss	(2,894)	(81)

Basic net loss per common share	$(0.52)	$(0.02)
Diluted net loss per common share	$(0.52)	$(0.02)

Weighted average common shares outstanding-basic	5,160	5,205
Weighted average common shares outstanding-diluted	5,160	5,205

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES`
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Three Months Ended March 31, 2020 and 2019
 (In thousands)
(Unaudited)

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances at December 31, 2018	6,472	$65	(1,264)	$(6,093)	$88,255	$(56,029)	$(93)	$26,105
Share based payment expense	-	-	-	-	64	-	-	64
Net loss to common shareholders	-	-	-	-	-	(109)	-	(109)
Purchases of treasury stock	-	-	(4)	(24)	-	-	-	(24)
Foreign currency translation	-	-	-	-	-	-	28	28
Balances at March 31, 2019	6,472	$65	(1,268)	$(6,117)	$88,319	$(56,138)	$(65)	$26,064

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances at December 31, 2019	6,472	$65	(1,310)	$(6,352)	$88,471	$(60,815)	$2	$21,371
Share based payment expense	-	-	-	-	6	-	-	6
Net loss to common shareholders	-	-	-	-	-	(2,660)	-	(2,660)
Purchases of treasury stock	-	-	(5)	(19)	-	-	-	(19)
Foreign currency translation	-	-	-	-	-	-	(234)	(234)
Balances at March 31, 2020	6,472	$65	(1,315)	$(6,371)	$88,477	$(63,475)	$(232)	$18,464

The accompanying notes are an integral part of these consolidated financial statements.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
For the Three Months Ended March 31, 2020 and 2019
 (In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss:	$(2,660)	$(109)
Adjustments to reconcile net income to net cash used in operating activities:
Amortization and depreciation	294	290
Goodwill impairment	800	-
Share based payment expense	6	64
Deferred income taxes	1,000	16
Bad debt expense	36	24
Changes in operating assets and liabilities:
Accounts receivable	560	(1,063)
Prepaid expenses and other current assets	(46)	(105)
Right of use assets-operating	256	270
Other assets	2	(1)
Due to models	(698)	671
Lease liabilities-operating	(280)	(289)
Accounts payable and accrued liabilities	(438)	(2)
Net cash used in operating activities	(1,168)	(234)

Cash flows from investing activities:
Purchases of property and equipment	(56)	(95)
Net cash used in investing activities	(56)	(95)

Cash flows from financing activities:
Purchases of treasury stock	(19)	(24)
Payments on finance leases	(21)	(27)
Repayment of term loan	(186)	(136)
Net cash used in financing activities	(226)	(187)

Foreign currency effect on cash flows:	(234)	28

Net change in cash and cash equivalents:	(1,684)	(488)
Cash and cash equivalents, beginning of period	6,993	6,748
Cash and cash equivalents, end of period	$5,309	$6,260

Supplemental disclosures of cash flow information:
Cash paid for interest	$24	$30
Cash refund of income taxes	$-	$-

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense.  The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss, share-based payment expense and certain significant non-recurring items that the Company may include from time to time. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director compensation, securities laws compliance costs, audit and professional fees, and other public company costs.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-Q Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-Q for the first quarter ended March 31, 2020 filed with the Securities and Exchange Commission on May 14, 2020.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, together with its subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on Nasdaq under the symbol WHLM.  Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami, London and Chicago. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:	Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com